UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 20, 2014

State Investors Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-35221	27-5301129
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1041 Veterans Boulevard, Metairie, Louisiana	70005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(504) 832-9400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item           5.07           Submission of Matters to a Vote of Security Holders

(a)           An Annual Meeting of Shareholders (the “Annual Meeting”) of State Investors Bancorp, Inc. (“State Investors Bancorp”) was held on May 20, 2014.

(b)           There were 2,343,249 shares of common stock of State Investors Bancorp eligible to be voted at the Annual Meeting and 1,983,110shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the votes for each proposal were as follows:

1.           Election of directors for a three year term expiring in 2017:

NAME	FOR	WITHHELD	BROKER NON- VOTES
Jules G. Albert, Jr.	1,296,995	26,088	660,027
Sanford R. Maslansky	1,294,949	28,134	660,027

2.	To ratify the appointment of T.E. Lott & Company, PA as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

FOR	AGAINST	ABSTAIN
1,936,584	28,852	17,674

Each of the nominees was elected as director and the proposal to appoint State Investors Bancorp’s independent registered public accounting firm was adopted by the shareholders of State Investors Bancorp at the Annual Meeting.

(c)           Not applicable

(d)           Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STATE INVESTORS BANCORP, INC.

Date: May 22, 2014	By:	/s/Anthony S. Sciortino
Anthony S. Sciortino
President and Chief Executive Officer

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